NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Media: Betty LaBaugh Public Relations Manager 603-594-8585 ext. 3441	Investors: Jane Miller Corporate Relations Manager 603-594-8585 ext. 3346
PRESSTEK ANNOUNCES NEW GENERATION
CHEMISTRY-FREE DIGITAL PLATE
-Extends leadership position in chemistry-free CTP with the Anthem Pro plate-
Hudson, NH — April 3, 2006 — Presstek, Inc., (Nasdaq: PRST), a leading manufacturer and marketer of high-tech digital imaging solutions for the graphic arts market, today announces the introduction of the Presstek Anthem Pro, a new generation chemistry-free thermally imaged digital plate. Anthem Pro is the latest addition to Presstek’s industry leading portfolio of truly chemistry-free thermal plates. The Anthem Pro delivers improved print performance with the addition of Presstek’s exclusive PRO graining technology. The new plate will make its worldwide debut at the IPEX exhibition in Birmingham UK from April 4th to 11th on stand C20 in Hall 4.
“Presstek set the standard by delivering the world’s first chemistry-free plates, and we are raising the bar again,” said Ed Marino, Presstek’s president and CEO. “Anthem Pro is a great addition to the print industry’s broadest range of chemistry-free products. It was developed based on customer input, and optimizes the advantages and proven capabilities of a grained anodized surface in a truly chemistry-free CTP plate.”
Anthem Pro requires only a simple water rinse after imaging to prepare the plate for printing and adds the advantage of Presstek’s exclusive PRO graining technology. Presstek developed PRO graining specifically for Anthem Pro. PRO graining, in combination with Anthem’s thermal ablation coating system, provides improved ink/water latitude, greater color stability and better overall print performance. Like all of Presstek’s CTP plate products, Anthem Pro offers truly chemistry-free performance. It does not require any gumming, baking or chemical processing and supports run lengths up to 100,000 impressions. In combination with Presstek’s Dimension series of thermal platesetters, Anthem Pro delivers a high performance print solution with a streamlined workflow and high quality printed results.
“Extensive field testing with Anthem Pro is complete and the feedback from our beta clients is extremely positive,” states John O’Rourke, Presstek’s CTP marketing director. “Anthem Pro delivers all the labor and cost benefits of a truly chemistry-free platemaking solution while delivering outstanding print performance. The new PRO graining technology makes Anthem Pro easier to integrate into a wide range of press environments. We believe the commercial release of the Anthem Pro plate will greatly benefit our customers and the industry as a whole.”
The Anthem Pro will be sold through Presstek’s direct sales force and CTP distribution network worldwide. First customer shipments are expected early in the third quarter of 2006.
Personal demonstrations of the Presstek Anthem Pro plate at IPEX can be scheduled by visiting www.Presstek.com/events. For more information visit http://www.presstek.com, or email: info@presstek.com, or call in North America 603-595-7000, or in Europe call +44 20 8745 8000.
About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI(R), CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.
Presstek’s Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding customers’ acceptance of and demand for the Company’s newly introduced products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the uncertainty and delays associated with launching new products, market acceptance of and demand for the Company’s products, the effects of the introduction of a competing product and the impact of general market factors in the print industry generally and the economy as a whole. Other risks are detailed in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “anticipates,” “expects,” “will,” “believe(s),” “may,” “is expected to,” “likely,” and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward- looking statements contained in this news release.
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